SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 16, 1997

                        Alliance Bancorp
     (Exact name of registrant as specified in its charter)

    Delaware            0-20082                 36-3811768
(State or other     (Commission File         (I.R.S. Employer
jurisdiction of            No.)             Identification No.)
incorporation)


       Registrant's telephone number, including area code:
                         (630) 323-1776


                         Not Applicable
  (Former name or former address, if changed since last report)

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Item 5.   Other Events.

     Alliance Bancorp (the "Registrant" or "Alliance Bancorp") entered into an Agreement and Plan of Merger (the "Agreement") with Southwest Bancshares, Inc. ("Southwest") as of December 16, 1997, which provides, among other things, that (i) Southwest will be merged (the "Merger") with and into the Registrant, with the Registrant as the surviving corporation, (ii) Southwest Federal Savings and Loan Association of Chicago, the savings association subsidiary of Southwest ("Southwest Federal"), will be merged with and into Liberty Federal Bank, the savings bank subsidiary of the Registrant ("Liberty Federal") with Liberty Federal as the surviving institution, (iii) each outstanding share of Southwest common stock issued and outstanding at the effective time of the Merger will be converted into shares of common stock of Alliance Bancorp in accordance with an "Exchange Ratio," as described below, and (iv) each share of the Registrant's common stock issued and outstanding immediately prior to the effective time of the Merger will remain an outstanding share of common stock of Alliance Bancorp. The directors of Registrant and Southwest have entered into agreements to vote shares owned by them in favor of the Agreement.

     Under the Agreement, and subject to certain qualifications, the Exchange Ratio will be as follows: (i) if the Alliance Bancorp Market Value (as defined in the Agreement) is less than or equal to $30.475 and greater than or equal to $22.525, then
1.1981 shares of Alliance Bancorp Common Stock; (ii) if the Alliance Bancorp Market Value is greater than $30.475 and less than or equal to $35.00, then that number of shares of Alliance Bancorp Common Stock, determined by dividing $36.5125 by the Alliance Bancorp Market Value; (iii) if the Alliance Bancorp Market Value is greater than $35.00, then 1.0432 shares of Alliance Bancorp Common Stock; and (iv) if the Alliance Bancorp Market Value is less than $22.525, then that number of shares of Alliance Bancorp Common Stock, determined by dividing $26.9875 by the Alliance Bancorp Market Value. Alliance Bancorp has the right to terminate the Agreement if the Alliance Bancorp Market Value is less than $19.875, unless Southwest provides notice pursuant to the Agreement that it wants to proceed with the Merger, in which event the Exchange Ratio will be 1.3579.

     In connection with the Agreement, the Registrant and Southwest entered into a Stock Option Agreement in which Southwest granted to the Registrant the option to purchase, under certain conditions, up to 297,471 shares of Southwest common stock at an exercise price of $25.50 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger. The Stock Option Agreement also permits the Registrant to require Southwest to repurchase the option shares.

     Consummation of the Merger is subject to certain conditions, including the approval of stockholders of each of the Registrant and of Southwest, and the receipt of all required regulatory approvals. It is expected that the Merger will be completed prior to June 30, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

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     The following Exhibits are filed as part of this report:

   Exhibit 2   Agreement and Plan of Merger, dated as of December
               16, 1997, by and between Alliance Bancorp and Southwest Bancshares, Inc.; including Exhibit A thereto.*

   Exhibit 99  Press release dated December 16, 1997

________
*Filed on December 29, 1997 as exhibits to the Registrant's
Schedule 13-D relating to its ownership of Southwest's common stock. Such previously filed documents are hereby incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ALLIANCE BANCORP


DATE: December 29, 1997            By:  /s/ Kenne P. Bristol
                                        -------------------------
                                        Kenne P. Bristol
                                        President and Chief
                                         Executive Officer

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                          EXHIBIT INDEX

The following Exhibits are filed as part of this report:

Exhibit 2      Agreement and Plan of Merger, dated as of December
               16, 1997, by and between Alliance Bancorp and Southwest Bancshares, Inc.; including Exhibit A thereto.*

Exhibit 99     Press release dated December 16, 1997

________
*Filed on December 29, 1997 as exhibits to the Registrant's
Schedule 13-D relating to its ownership of Southwest's common stock. Such previously filed documents are hereby incorporated herein by reference.

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